Exhibit 99.1
PRESS RELEASE
Greenfield Online Announces Third Quarter 2007
Financial Results
WILTON, CONNECTICUT, November 7, 2007 — Greenfield Online, Inc. (Nasdaq: SRVY), a leading Internet survey solutions and comparison shopping services provider, today announced financial results for its third quarter ended September 30, 2007.
“I am pleased with our third quarter financial results, which demonstrate continued strong revenue and EBITDA growth across our two businesses, comparison shopping and global Internet survey solutions, “ stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. “The highlights of the quarter include impressive financial performance as evidenced by the strong improvement in year over year EBITDA leverage as compared to the second quarter of 2007, realized even as we invested in our future growth, including initial exploration of organic development opportunities for the Ciao comparison shopping engine in the United States.”
Financial Highlights

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,		Growth	Growth
	2007	2006	2007	2006	QTR	YTD
Revenue	$32,325	$24,875	$90,620	$70,860	29.9%	27.9%
Operating Income	$4,688	$2,493	$12,115	$7,514	88.0%	61.2%
Net Income	$3,323	$1,843	$8,382	$4,938	80.3%	69.7%
Fully Diluted EPS	$0.12	$0.07	$0.31	$0.19	75.3%	64.6%
Net Cash Provided by Operating Activities *	$3,355	$5,757	$17,296	$15,830	-41.7%	9.3%

Non-GAAP Adjusted EBITDA**	$8,509	$6,290	$23,481	$18,565	35.3%	26.5%
Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges***	$8,509	$6,741	$23,481	$19,204	26.2%	22.3%
Non-GAAP Operating Free Cash Flow ****	$265	$4,438	$10,048	$12,629	-94.0%	-20.4%

*	During the quarter ended September 30, 2007, German income and trade tax payments negatively impacted net cash provided by operating activities. Please see a description of this impact in the table entitled “Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow” later in this release.
**	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
***	Non-GAAP Adjusted EBITDA-Ex Restructuring and One-Time Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
****	Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.

Key Financial Statistics
•	Total net revenue was $32.3 million for the third quarter of 2007 as compared with $24.9 million for the same period in the prior year for an increase of $7.4 million or 29.9% of which approximately $1.0 million or 4.2% was due to currency effects.
o	For the Internet survey solutions segments, total third party net revenue was $24.1 million for the third quarter of 2007, as compared with $19.8 million for the same period in the prior year for an increase of 22.0%.

o	For the comparison shopping segment, total third party net revenue was $8.2 million for the third quarter of 2007, as compared with $5.1 million for the same period in the prior year for an increase of 60.7%.
•	Total gross profit was $23.7 million or 73.3% of revenues for the third quarter of 2007, as compared with $18.9 million or 76.0% of revenues for the same period in the prior year and $22.6 million or 73.2% of revenues for the second quarter of 2007.
•	Operating income was $4.7 million for the third quarter of 2007 or 14.5% of revenue, as compared to operating income of $2.5 million or 10.0% of revenues for the same period in the prior year.
•	Net income for the third quarter of 2007 was $3.3 million as compared with net income of $1.8 million for the same period in the prior year.
•	Net cash flow provided by operating activities was $3.4 million for the third quarter of 2007 as compared to $5.8 million for the same period in the prior year.
•	For the third quarter of 2007, Non-GAAP Adjusted EBITDA was $8.5 million or 26.3% of revenue, as compared to Non-GAAP Adjusted EBITDA, excluding restructuring and one-time charges, of $6.7 million, or 27.1% of revenue for the same period in the prior year.
•	Non-GAAP Operating Free Cash Flow was $0.3 million for the third quarter of 2007, as compared to $4.4 million for the same period in the prior year. The current year period was negatively impacted by the German income and trade tax payments described below.
•	As of November 7, 2007, third quarter 2007 Internet survey solutions backlog stands at approximately $20 million. Backlog is defined as signed contracts for online survey projects that we expect to complete and deliver to clients during the three months ending December 31, 2007 and excludes expected comparison shopping and advertising revenues. This compares to Internet survey solutions backlog for the third quarter 2007 of approximately $19 million as of August 8, 2007, and Internet survey solutions backlog of approximately $17 million as of November 7, 2006.
•	Bid volume for the three months ended September 30, 2007 was approximately $147 million. This compares to bid volume for the three months ended June 30, 2007 of approximately $152 million.
•	For the comparison shopping segment, according to data compiled by Nielsen/NetRatings, unique visitors totaled, in the aggregate, 17.1 million, 16.7 million, and 17.2 million for the months of July, August, and September 2007, respectively, for the European countries of Germany, France, Italy, Spain and the UK.
•	As of September 30, 2007 the comparison shopping segment had more than 1,500 active merchants. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.

Forward Guidance
For the full fiscal year 2007, we are raising the revenue guidance range, narrowing our guidance related to gross margin, Non-GAAP Adjusted EBITDA, depreciation and amortization, and expected charges related to stock based compensation. We are reiterating our effective tax rate guidance that was previously issued on August 8, 2007. Our EBITDA guidance reflects the impact of costs in the second half of 2007 associated with the decision to explore organic development opportunities for the Ciao comparison shopping engine in the United States and legal fees associated with the pending securities class action lawsuit:

	Revised Guidance	Prior Guidance
Total Revenue	$124 to $126 million	$118 to $122 million
Gross Margins	74%	74% to 76%
Non-GAAP Adjusted EBITDA	26% to 27%	26% to 28%
Depreciation and Amortization	$12.5 - $12.7 million	$12.5 - $13.0 million
Expected Charges related to Stock Based Compensation	$3.4 - $3.6 million	$2.7 - $3.5 million
Effective Tax Rate	35% to 37%	35% to 37%
Conference Call Information
Dial up information for today’s Financial Results call is as follows:

Date and Time:	Wednesday, November 7, 2007, 5:00 PM ET
Telephone Number:	1-201-689-8560
Webcast Location:	http://ir.greenfield.com/events.cfm
Replay Telephone:	1-201-612-7415
Account Code and Conference ID #	3055*, 249363* (*both are required)
Replay available:	8:00 PM ET,November 7, 2007 – November 21, 2007
In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, supplies the increasingly urgent demand of industry for better understanding of consumers around the world. Our proprietary innovative technology enables us to collect thousands of consumer opinions quickly and accurately, and to organize them into actionable form. We do this through our Internet survey solutions business in North America and Europe by collecting, organizing and selling consumer opinions via survey responses for our marketing research and end-user company clients on a global basis. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content via product and merchant reviews that help consumers and visitors to our Ciao portals compare prices and make purchasing decisions.
For more information visit http://www.Greenfield.com or http://www.ciao-surveys.com or http://www.ciao.com. To join the panel to take surveys, visit http://www.greenfieldonline.com.
Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

About Non-GAAP Financial Measures
We define Non-GAAP adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define Non-GAAP Operating Free Cash Flow as cash flow provided by operating activities less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash flow provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use Non-GAAP Adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow has limitations and should not be considered in isolation from or as an alternative to GAAP measures such as net income, net cash provided by operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow , non-GAAP financial measures, to GAAP net income and GAAP net cash provided by operating activities, respectively, our most directly comparable financial measure presented in accordance with GAAP.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA – Ex-Restructuring and One-Time Charges

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
GAAP Net Income	$3,323	$1,843	$8,382	$4,938
Interest (Income) Expense	$(355)	$(60)	$(906)	$22
Tax Provision	$1,479	$694	$4,369	$2,384
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$462	$291	$1,181	$852
Panel Expense DA	$450	$441	$1,341	$1,353
Operating Expense DA	$2,242	$2,427	$6,563	$7,144
EBITDA	$7,601	$5,636	$20,930	$16,693
Stock-Based Compensation	$908	$654	$2,551	$1,872
Non-GAAP Adjusted EBITDA	$8,509	$6,290	$23,481	$18,565
Restructuring Charges		$55		$243
3Q 2006 One-Time Charges		$396		$396
Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges	$8,509	$6,741	$23,481	$19,204

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Operating Free Cash Flow (Note):

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,
	2007	2006	2007	2006

Net Cash Provided by Operating Activities	$3,355	$5,757	$17,296	$15,830

Additions to Property and Equipment and Intangibles for Cash	$(3,090)	$(1,319)	$(7,248)	$(3,201)

Non-GAAP Operating Free Cash Flow	$265	$4,438	$10,048	$12,629

Note: During the quarter ended September 30, 2007, our German income and trade tax payments were unusually high since they included a one-time payment of $2.1 million related to the final assessment on our timely filed 2005 tax returns, as well as a prepayment of $2.1 million toward our estimated 2006 tax liability. In addition, we made a $2.1 million prepayment toward our estimated 2007 tax liability. In the future, we expect quarterly cash tax payments to be more representative of the expected current year’s liability.
In addition, Non-GAAP Operating Free Cash Flow was negatively impacted by incremental cash capital expenditures primarily dedicated to website infrastructure build out related to our decision to explore the development of a Ciao comparison shopping engine in the United States.

About Segment Information
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense, restructuring charges and certain corporate costs not associated with the operations of the segment. These corporate costs are separately stated above and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of directors fees and investor relations costs.
Segment Information – (In Thousands – Unaudited)
     The tables below present information about reported segments for the three and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Gross segment revenues:
North American Internet survey solutions
Third-party revenues	$18,219	$15,368	$50,781	$43,771
Inter-segment revenues	254	157	607	679

Gross segment revenues	$18,473	$15,525	$51,388	$44,450

Ciao Internet survey solutions
Third-party revenues	$5,927	$4,417	$17,405	$14,361
Inter-segment revenues	2,281	2,590	5,766	6,084

Gross segment revenues	$8,208	$7,007	$23,171	$20,445

Ciao comparison shopping *
Third-party revenues	$8,179	$5,090	$22,434	$12,728
Inter-segment revenues	150	—	293	—

Gross segment revenues	$8,329	$5,090	$22,727	$12,728

Net revenues:
North American Internet survey solutions	$18,473	$15,525	$51,388	$44,450
Ciao Internet survey solutions	8,208	7,007	23,171	20,445
Ciao comparison shopping	8,329	5,090	22,727	12,728
Elimination of inter-segment revenues	(2,685)	(2,747)	(6,666)	(6,763)

Total net revenues	$32,325	$24,875	$90,620	$70,860

Segment operating income (as defined above):
North American Internet survey solutions	$4,403	$2,965	$10,690	$9,167
Ciao Internet survey solutions	1,888	2,363	5,817	7,480
Ciao comparison shopping	4,165	3,126	12,353	7,418

Segment operating income	10,456	8,454	28,860	24,065
Depreciation and amortization	(3,154)	(3,159)	(9,085)	(9,349)
Stock-based compensation	(908)	(654)	(2,551)	(1,872)
Restructuring charges	—	(55)	—	(243)
Management change severance charges	—	(396)	—	(396)
Corporate	(1,706)	(1,697)	(5,109)	(4,691)

Total operating income	4,688	2,493	12,115	7,514
Interest income (expense), net	355	60	906	(22)
Other expense, net	(241)	(16)	(270)	(170)

Income before income taxes	$4,802	$2,537	$12,751	$7,322

*	Prior to the separation of the Ciao Internet survey solutions and the Ciao comparison shopping businesses, the Ciao comparison shopping segment did not have any inter-segment revenues. The legal separation was completed, and effective May 1, 2007, the Ciao comparison shopping segment began recording inter-segment revenues from the sale of panelists to the Ciao Internet survey solutions segment, which panelists are sourced from the Ciao comparison shopping portals.

Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning our ability to expand Ciao comparison shopping into the United States, statements regarding the factors driving revenue growth in the European Ciao comparison shopping segment, our ability to build shareholder value, our expansion of our presence in Asia, our ability to implement our UPS technology in Europe, its ability to provide operational, structural and organizational benefits in the future, the pricing environment for Internet survey solutions, statements regarding panelist incentives at Ciao Surveys, the potential outcome of legal claims against the company, our gross margins, our operating leverage, and our ability to lower SG&A expenses as a percentage of revenue, comparison shopping growth sales, selling, general and administrative costs as a percentage of revenue, future panel build expenses in Europe, our ability to drive profitable revenue growth in the future, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our ability to expand Ciao comparison shopping into the United States, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of our panels, our panelists’ responsiveness to our surveys, our customers acceptance and continued use of our Real Time Sampling technique, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, including the ability to develop new panels, risks related to foreign currency exchange rate fluctuations, our ability to successfully integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the outcome of legal proceedings pending against the company, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking st atements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$29,619	$20,873
Investments in marketable securities	24,066	16,167
Accounts receivable trade, net (net of allowances of $2,018 and $1,875 at September 30, 2007 and December 31, 2006, respectively)	23,551	23,485
Prepaid expenses and other current assets	2,815	1,550
Deferred tax assets, current	2,527	4,905

Total current assets	82,578	66,980
Property and equipment, net	7,117	6,447
Other intangible assets, net	16,099	17,644
Goodwill	73,245	70,149
Deferred tax assets, long-term	20,891	17,740
Security deposits and other long-term assets	819	884

Total assets	$200,749	$179,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,460	$4,283
Accrued expenses and other current liabilities	15,831	15,141
Income taxes payable	4,722	6,765
Current portion of capital lease obligations	13	25
Deferred revenue	608	440

Total current liabilities	25,634	26,654
Capital lease obligations, long-term	11	22
Deferred tax liabilities, long-term	4,510	3,457
Income taxes payable, long-term	1,721	—
Other long-term liabilities	85	90

Total liabilities	31,961	30,223

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 26,114,976 and 25,490,221 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	3	3
Additional paid-in capital	297,239	290,459
Accumulated deficit	(128,024)	(136,176)
Accumulated other comprehensive loss	(299)	(4,534)
Treasury stock, at cost — 9,643 shares	(131)	(131)

Total stockholders’ equity	168,788	149,621

Total liabilities and stockholders’ equity	$200,749	$179,844

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues	$32,325	$24,875	$90,620	$70,860
Cost of revenues	8,624	5,974	24,021	17,082

Gross profit	23,701	18,901	66,599	53,778

Operating expenses:
Selling, general and administrative	14,737	11,602	41,925	31,854
Panel acquisition	859	1,351	2,685	4,288
Depreciation and amortization	2,242	2,427	6,563	7,144
Research and development	1,175	973	3,311	2,735
Restructuring charges	—	55	—	243

Total operating expenses	19,013	16,408	54,484	46,264

Operating income	4,688	2,493	12,115	7,514

Other income (expense):
Interest income (expense), net	355	60	906	(22)
Other expense, net	(241)	(16)	(270)	(170)

Total other income (expense), net	114	44	636	(192)

Income before income taxes	4,802	2,537	12,751	7,322
Provision for income taxes	1,479	694	4,369	2,384

Net income	$3,323	$1,843	$8,382	$4,938

Net income per share available to common stockholders:
Basic	$0.13	$0.07	$0.33	$0.19

Diluted	$0.12	$0.07	$0.31	$0.19

Weighted average shares outstanding:
Basic	25,978	25,413	25,737	25,359

Diluted	27,088	25,986	26,960	25,562